                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)
Filed by the Registrant    /X/
File by a Party other than the Registrant / /

Check the appropriate box:
/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
/  /     Definitive Proxy Statement
/X /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                     ACM Managed Multi-Market Trust, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/  /     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
/  /     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/  /     Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
         (5)  Total fee paid:
-------------------------------------------------------------------------------
/X  /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Dated Filed:

              ACM MANAGED MULTI-MARKET TRUST, INC.



                                  March 24, 1995



                             NOTICE

              ACM Managed Multi-Market Trust, Inc.
                 Special Meeting of Shareholders
                       Has Been Adjourned
            New Meeting Date: Friday, April 21, 1995


Dear Shareholder:

         We have previously sent you material relating to the Special Meeting of Shareholders of ACM Managed Multi-Market Trust, Inc. (the "Fund"). On March 24, 1995 the Fund held its Special Meeting. Unfortunately, however, the meeting had to be adjourned, until 11:00 a.m. on Friday, April 21, 1995, in order to allow sufficient time to obtain the required vote on Proposal 1, relating to the proposed transfer of the assets and liabilities of the Fund to Alliance Multi-Market Strategy Trust, Inc. ("Strategy"), in exchange for Class A shares of Strategy.

         Your vote is urgently needed to avoid the continued expense of additional solicitations on this proposal. Please sign, date and mail the enclosed proxy card today in the enclosed postage paid envelope.

         We appreciate your cooperation in this matter. If you have any questions, please call (800) 221-5672.

                                  Sincerely,



                                  Edmund P. Bergan, Jr
                                       Secretary





                       PLEASE ACT PROMPTLY





00250069.AS8

                                               PRESS RELEASE




Contact:
Linda Finnerty
212-969-1316


 ACM MANAGED MULTI-MARKET TRUST, INC. DIVIDEND DECLARATION

NEW YORK, March 28, 1995 -- ACM Managed Multi-Market Trust, Inc. (NYSE: MMF) (the "Fund"), a closed-end management investment company, declared on this date, March 28, 1995, a monthly income dividend of $0.06 per share of Common Stock, payable on April 13, 1995 to shareholders of record at the close of business on April 7, 1995. Ex-date will be April 3, 1995.

On March 24, 1995, the Fund convened a special meeting of its shareholders to consider a proposed Agreement and Plan of Reorganization and Liquidation providing for the transfer of the Fund's assets and liabilities in exchange for Class A shares of Alliance Multi-Market Strategy Trust, Inc., an open-end management investment company with investment policies substantially similar to the Fund's (the "Transfer"). A quorum not being present, the meeting was adjourned for further solicitation of proxies until April 21, 1995. The Fund reported, however, that over 80% of the proxies received so far had been voted in favor of the Transfer. If the proposal is approved on April 21, the Fund expects the Transfer to occur after the close of business on Friday, May 5, 1995.

ACM Managed Multi-Market Trust, Inc. is managed by Alliance
Capital Management L.P.

                            # #












00250069.AS8